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                                                                      Exhibit 17

                                   RESIGNATION



To:      The Board of Directors of
AMERICAN ORIENTAL BIOENGINEERING, INC.
(the "Corporation")



I, Patricia Johnston, hereby confirm my resignation from my position as President and Director of the Corporation.



                                                     /s/ Patricia Johnston
                                                     ---------------------------
                                                         Patricia Johnston